PRESS RELEASE
ATLANTIC CAPITAL BANCSHARES, INC. REPORTS SECOND QUARTER 2019 RESULTS
Atlanta, GA - July 25, 2019 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced net income from continuing operations for the quarter ended June 30, 2019 of $7.0 million, or $0.29 per diluted share, compared to $8.4 million, or $0.32 per diluted share, for the second quarter of 2018 and $6.4 million, or $0.26 per diluted share, for the first quarter of 2019.
On April 5, 2019, Atlantic Capital completed the sale of 14 branches in Tennessee and northwest Georgia, including its mortgage business to FirstBank (the “branch sale”). This branch sale included the sale of approximately $598 million in deposits and repurchase agreements and approximately $385 million in loans. The income and expenses related to these branches are included in discontinued operations and prior period financial information has been retrospectively adjusted for the impact of discontinued operations. Net income from discontinued operations in the second quarter of 2019 included a gain on sale of branches of $34.5 million and divestiture expenses of $3.6 million.
“With strong loan, deposit, and non-interest income growth in the second quarter, Atlantic Capital continued to build on its success in Atlanta and its specialty commercial lines of business. We have invested aggressively in new bankers, support professionals, and offices to address new opportunities in our vibrant and growing markets,” remarked Douglas Williams, President and Chief Executive Officer.
Second Quarter Highlights(1)

•	Tangible book value per share increased to $13.60, compared to $11.23 at June 30, 2018 and $12.17 at March 31, 2019.

•	Taxable equivalent net interest margin from continuing operations was 3.61%, compared to 3.51% in the second quarter of 2018 and 3.74% in the first quarter of 2019.

•	Noninterest expense from continuing operations totaled $13.3 million, compared to $12.6 million in the second quarter of 2018 and $13.8 million in the first quarter of 2019.

•	Commercial and industrial loans held for investment increased $155.1 million, or 28.3% from June 30, 2018 and $22.1 million, or 13.0% annualized, from March 31, 2019.

•	Average deposits from continuing operations increased $369.1 million, or 24.1%, compared to the second quarter of 2018 and $108.3 million, or 24.1% annualized, compared to the first quarter of 2019.

•
The company repurchased 1.1 million shares in the second quarter totaling $19.5 million, and has repurchased 2.9 million shares totaling $50.8 million since the announcement of the $85.0 million buyback program in November of 2018.

Income Statement
Taxable equivalent net interest income from continuing operations totaled $20.0 million for the second quarter of 2019, an increase of $1.4 million, or 8%, from the second quarter of 2018, and a decrease of $547,000 from the first quarter of 2019. The decrease in net interest income from the first quarter of 2019 was primarily the result of a decrease in the average balance of investment securities and an increase in borrowings to help fund the $167 million in cash paid to FirstBank at the closing of the branch sale, along with an increase in the cost of interest bearing deposits.
Net interest margin from continuing operations was 3.61% in the second quarter of 2019, an increase of 10 basis points from the second quarter of 2018 and a decrease of 13 basis points from the first quarter of 2019. The decrease in the second quarter was primarily the result of a decrease in loan yields, higher cost of interest bearing deposits and an increase in borrowings to help fund the cash paid for the branch sale.
The yield on loans from continuing operations in the second quarter of 2019 was 5.34%, an increase of 32 basis points from the second quarter of 2018 and a decrease of 6 basis points from the first quarter of 2019. The linked quarter decrease was primarily a result of decreases in 1 month LIBOR during the quarter.
(1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table on page 16.

The cost of deposits from continuing operations in the second quarter of 2019 was 1.15%, an increase of 44 basis points from the second quarter of 2018 and an increase of 6 basis points from the first quarter of 2019. The cost of interest bearing deposits from continuing operations increased 62 basis points to 1.66% from the second quarter of 2018, and increased 5 basis points from the first quarter of 2019.
The provision for loan losses for continuing operations was $698,000 in the second quarter of 2019 compared to ($173,000) in the second quarter of 2018 and $814,000 in the first quarter of 2019. Annualized net charge-offs were 0.14% of average loans in the second quarter of 2019 and 0.12% for the first six months of 2019.
Noninterest income from continuing operations totaled $2.9 million in the second quarter of 2019 compared to $4.5 million in the second quarter of 2018 and $2.3 million in the first quarter of 2019. The second quarter of 2018 included a $1.7 million gain on the sale of the Southeastern Trust Company and $518,000 in trust income earned prior to the sale. The second quarter of 2019 included a gain of $654,000 on the sale of investment securities to help fund the cash owed to the buyer at the closing of the branch sale and a loss of $233,000 in derivative income due to the credit valuation adjustment on the customer swap portfolio.
Noninterest expense from continuing operations totaled $13.3 million in the second quarter of 2019, an increase of $631,000 compared to the second quarter of 2018, and a decrease of $541,000 compared to the first quarter of 2019. Salaries and employee benefits expense totaled $8.5 million in the second quarter of 2019, and accounted for most of the linked quarter decrease in expenses primarily as a result of lower benefits cost.
Balance Sheet
Total loans held for investment were $1.79 billion at June 30, 2019, an increase of $238.2 million, or 15.3%, from June 30, 2018 and an increase of $55.2 million, or 12.7% annualized, from March 31, 2019. Commercial and industrial loans increased $155.1 million, or 28.4%, from June 30, 2018 and increased $22.1 million, or 13.0% annualized, from March 31, 2019. Mortgage warehouse loans decreased $27.7 million from June 30, 2018 and $11.6 million from March 31, 2019.
At June 30, 2019, the allowance for loan losses was $18.2 million, or 1.02% of loans held for investment compared to 1.01%, at June 30, 2018 and 1.04%, at March 31, 2019. Non-performing assets from continuing operations totaled $6.4 million, or 0.31% of total assets, as of June 30, 2019, compared to 0.11% of total assets as of June 30, 2018 and 0.34% of total assets as of March 31, 2019.
Total average deposits from continuing operations were $1.90 billion for the second quarter of 2019, an increase of $369.0 million, or 24.1%, from the second quarter of 2018 and an increase of $108.3 million, or 24.1% annualized, from the first quarter of 2019. Noninterest bearing deposits were 30.9% of total average deposits from continuing operations in the second quarter of 2019, compared to 31.9% in the second quarter of 2018 and 32.1% in the first quarter of 2019.

Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, July 26, 2019, to discuss the financial results for the quarter ended June 30, 2019. Individuals wishing to participate in the conference call may do so by dialing 866-777-2509 from the United States. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent interest income; (ii) taxable equivalent net interest income; (iii) taxable equivalent net interest margin; (iv) taxable equivalent income before income taxes; (v) taxable equivalent income tax expense; (vi) tangible assets; (vii) tangible common equity; and (viii) tangible book value per common share, in its analysis of the Company's performance. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.4 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as specialized financial services for select clients nationally.

Media Contact:
Ashley Carson
Email: ashley.carson@atlcapbank.com
Phone: 404-995-6050

Financial Contact:
Patrick Oakes
Email: patrick.oakes@atlcapbank.com
Phone: 404-995-6050

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2019		2018			For the six months ended June 30,
(in thousands, except share and per share data; taxable equivalent)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2019	2018
INCOME SUMMARY (1)
Interest income (2)	$26,686	$26,297	$26,725	$24,114	$22,934	$52,983	$44,316
Interest expense	6,709	5,773	5,560	4,720	4,392	12,482	8,233
Net interest income	19,977	20,524	21,165	19,394	18,542	40,501	36,083
Provision for loan losses	698	814	502	845	(173)	1,512	599
Net interest income after provision for loan losses	19,279	19,710	20,663	18,549	18,715	38,989	35,484
Noninterest income	2,941	2,336	164	2,255	4,466	5,277	7,628
Noninterest expense	13,254	13,795	12,208	11,872	12,623	27,049	25,911
Income from continuing operations before income taxes	8,966	8,251	8,619	8,932	10,558	17,217	17,201
Income tax expense	1,957	1,811	1,136	1,934	2,180	3,768	3,632
Net income from continuing operations	7,009	6,440	7,483	6,998	8,378	13,449	13,569
Income (loss) from discontinued operations, net of tax	22,143	(1,063)	1,347	(485)	(227)	21,080	(380)
Net income	$29,152	$5,377	$8,830	$6,513	$8,151	$34,529	$13,189

PER SHARE DATA
Diluted earnings per share - continuing operations	$0.29	$0.26	$0.29	$0.27	$0.32	$0.55	$0.52
Diluted earnings (loss) per share - discontinued operations	0.92	(0.04)	0.05	(0.02)	(0.01)	0.86	(0.01)
Diluted earnings per share	1.21	0.21	0.34	0.25	0.31	1.41	0.51
Book value per share	14.46	13.10	12.80	12.27	12.14	14.46	12.14
Tangible book value per common share (3)	13.60	12.17	11.88	11.37	11.23	13.60	11.23

PERFORMANCE MEASURES
Return on average equity	34.38%	6.80%	10.90%	8.07%	10.46%	21.07%	8.59%
Return on average assets	4.79	0.77	1.21	0.92	1.20	2.64	0.98
Taxable equivalent net interest margin - continuing operations	3.61	3.74	3.66	3.48	3.51	3.73	3.45
Efficiency ratio - continuing operations	58.06	60.61	57.50	55.09	55.10	59.33	59.55

CAPITAL
Average equity to average assets	13.94%	11.34%	11.11%	11.41%	11.50%	12.55%	11.42%
Tangible common equity to tangible assets	13.37	10.51	10.25	10.38	10.99	13.37	10.99
Tier 1 capital ratio	13.4 (4)	11.0	11.5	11.8	12.0	13.4 (4)	12.0
Total risk based capital ratio	16.5 (4)	13.7	14.2	14.7	15.0	16.5 (4)	15.0
Number of common shares outstanding - basic	23,293,465	24,466,964	25,290,419	26,103,666	26,102,217	23,293,465	26,102,217
Number of common shares outstanding - diluted	23,508,442	24,719,273	25,480,233	26,281,849	26,336,871	23,508,442	26,336,871

ASSET QUALITY
Allowance for loan losses to loans held for investment (5)	1.02%	1.04%	1.03%	1.00%	1.01%	1.02%	1.01%
Net charge-offs to average loans (6)	0.14	0.11	—	—	0.03	0.12	0.04
Non-performing assets to total assets	0.31	0.40	0.20	0.13	0.14	0.31	0.14

(1)On April 5, 2019, Atlantic Capital completed the sale to FirstBank of its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The mortgage business and branches sold to FirstBank are reported as discontinued operations. Discontinued operations have been reported retrospectively for periods presented prior to December 31, 2018. (2)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate. (3)Excludes effect of acquisition related intangibles. (4)Amounts are estimates as of 6/30/19. (5)The ratios for the first and second quarters of 2019 and fourth quarter of 2018 are calculated on a continuing operations basis. Prior period ratios have not been retrospectively adjusted for the impact of discontinued operations. (6)Annualized.

ATLANTIC CAPITAL BANCSHARES, INC.
Financial Information from Discontinued Operations

Assets and Liabilities from Discontinued Operations

(in thousands)	June 30, 2019	March 31, 2019	December 31, 2018
Cash	$—	$4,168	$4,234
Loans held for sale - discontinued operations	—	384,779	373,030
Premises held for sale - discontinued operations	—	7,736	7,722
Goodwill - discontinued operations	—	4,555	4,555
Other assets	—	1,158	1,405
Total assets	$—	$402,396	$390,946

Deposits to be assumed - discontinued operations	$—	$593,264	$585,429
Securities sold under agreements to repurchase - discontinued operations	—	9,821	6,220
Total liabilities	$—	$603,085	$591,649
Net liabilities	$—	$(200,689)	$(200,703)

Components of Net Income (Loss) from Discontinued Operations

	2019		2018			For the six months ended June 30,
(in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2019	2018

Net interest income	$(39)	$3,125	$3,225	$3,266	$3,570	$3,086	$7,649
Provision for loan losses	—	—	(3,097)	—	—	—	—
Net interest income after provision	(39)	3,125	6,322	3,266	3,570	3,086	7,649
Service charges	46	481	483	474	480	527	965
Mortgage income	—	288	320	315	363	288	667
Gain on sale of branches	34,475	—	—	—	—	34,475	—
Other income	(22)	21	47	22	22	(1)	54
Total noninterest income	34,499	790	850	811	865	35,289	1,686
Salaries and employee benefits	330	2,427	2,757	2,820	3,010	2,757	6,137
Occupancy	71	339	479	556	511	410	981
Equipment and software	8	123	158	217	203	131	404
Amortization of intangibles	—	247	271	296	319	247	662
Communications and data processing	197	389	440	381	346	586	708
Divestiture expense	3,646	1,449	825	—	—	5,095	—
Other noninterest expense	101	358	446	453	349	459	950
Total noninterest expense	4,353	5,332	5,376	4,723	4,738	9,685	9,842
Net income (loss) before provision for income taxes	30,107	(1,417)	1,796	(646)	(303)	28,690	(507)
Provision (benefit) for income taxes	7,964	(354)	449	(161)	(76)	7,610	(127)
Net income (loss) from discontinued operations	$22,143	$(1,063)	$1,347	$(485)	$(227)	$21,080	$(380)

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	June 30,	March 31,	December 31,	June 30,
(in thousands, except share data)	2019	2019	2018	2018
ASSETS
Cash and due from banks	$24,206	$36,992	$42,895	$55,612
Interest-bearing deposits in banks	52,932	76,720	216,040	42,477
Other short-term investments	—	29,457	9,457	14,712
Cash and cash equivalents	77,138	143,169	268,392	112,801
Investment securities available-for-sale	348,723	402,640	402,486	453,968
Other investments	31,912	28,844	29,236	36,190
Loans held for sale	—	1,530	5,889	1,612
Loans held for sale - discontinued operations(1)	—	384,779	373,030	382,732
Loans held for investment(1)	1,789,740	1,734,557	1,728,073	1,551,579
Less: allowance for loan losses(2)	(18,186)	(18,107)	(17,851)	(19,583)
Loans held for investment, net	1,771,554	1,716,450	1,710,222	1,531,996
Premises held for sale - discontinued operations(1)	—	7,736	7,722	7,296
Premises and equipment, net(1)	20,037	23,311	9,779	9,582
Bank owned life insurance	65,874	65,486	65,149	64,391
Goodwill - discontinued operations(1)	—	4,555	4,555	4,555
Goodwill - continuing operations(1)	19,925	17,135	17,135	17,135
Other intangibles, net	3,095	4,241	4,388	5,322
Other real estate owned	971	971	874	1,288
Other assets	50,451	55,040	56,583	61,806
Total assets	$2,389,680	$2,855,887	$2,955,440	$2,690,674

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand(1)	$569,693	$561,829	$602,252	$464,282
Interest-bearing checking(1)	309,709	233,838	252,490	241,461
Savings(1)	1,090	896	725	951
Money market(1)	802,973	962,741	987,183	647,247
Time(1)	33,902	22,069	10,623	10,359
Brokered deposits	134,164	65,811	99,241	92,656
Deposits to be assumed - discontinued operations(1)	—	593,264	585,429	609,631
Total deposits	1,851,531	2,440,448	2,537,943	2,066,587
Federal funds purchased	35,000	—	—	65,000
Securities sold under agreements to repurchase - discontinued operations(1)	—	9,821	6,220	8,024
Federal Home Loan Bank borrowings	82,000	—	—	150,000
Long-term debt	49,789	49,746	49,704	49,620
Other liabilities	34,645	35,245	37,920	34,673
Total liabilities	2,052,965	2,535,260	2,631,787	2,373,904

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018	—	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 23,293,465, 24,466,964, 25,290,419, and 26,102,217 shares issued and outstanding as of June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively	256,791	276,346	291,771	304,793
Retained earnings	76,343	47,191	42,187	26,844
Accumulated other comprehensive (loss) income	3,581	(2,910)	(10,305)	(14,867)
Total shareholders’ equity	336,715	320,627	323,653	316,770
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,389,680	$2,855,887	$2,955,440	$2,690,674

(1)Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of March 31, 2019 and December 31, 2018, and prior periods have been adjusted retrospectively. (2)The allowance for loan losses has not been adjusted retrospectively for discontinued operations in periods prior to December 31, 2018.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited) (1)

(in thousands, except share and per share data)	Three months ended					Six months ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
INTEREST INCOME
Loans, including fees	$23,554	$22,752	$22,752	$20,117	$19,269	$46,306	$37,241
Investment securities available-for-sale	2,339	2,631	2,844	2,789	2,687	4,970	5,279
Interest and dividends on other interest‑earning assets	705	814	1,032	1,111	880	1,519	1,595
Total interest income	26,598	26,197	26,628	24,017	22,836	52,795	44,115
INTEREST EXPENSE
Interest on deposits	5,448	4,831	4,185	3,182	2,715	10,279	5,139
Interest on Federal Home Loan Bank advances	270	—	487	637	766	270	1,275
Interest on federal funds purchased and securities sold under agreements to repurchase	168	118	60	77	88	286	167
Interest on long-term debt	823	824	828	824	823	1,647	1,652
Total interest expense	6,709	5,773	5,560	4,720	4,392	12,482	8,233
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	19,889	20,424	21,068	19,297	18,444	40,313	35,882
Provision for loan losses	698	814	502	845	(173)	1,512	599
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,191	19,610	20,566	18,452	18,617	38,801	35,283
NONINTEREST INCOME
Service charges	870	794	876	804	828	1,664	1,535
Gains (losses) on sale of securities	654	—	(1,853)	—	(2)	654	(2)
Gains (losses) on sale of other assets	(10)	(3)	—	58	(166)	(13)	(212)
Trust income	—	—	—	—	507	—	1,025
Derivatives income	(233)	(111)	154	20	20	(344)	134
Bank owned life insurance	389	360	380	379	378	749	747
SBA lending activities	1,096	1,086	425	882	997	2,182	2,299
Gain on sale of trust company	—	—	—	—	1,681	—	1,681
Other noninterest income	175	210	182	112	223	385	421
Total noninterest income	2,941	2,336	164	2,255	4,466	5,277	7,628
NONINTEREST EXPENSE
Salaries and employee benefits	8,529	9,213	7,573	7,332	7,911	17,742	16,861
Occupancy	689	639	655	732	700	1,328	1,585
Equipment and software	753	739	783	747	701	1,492	1,287
Professional services	792	775	947	796	943	1,567	1,768
Postage, printing and supplies	29	48	30	55	44	77	81
Communications and data processing	662	675	772	566	657	1,337	1,338
Marketing and business development	233	226	224	211	135	459	275
FDIC premiums	175	235	157	154	143	410	251
Other noninterest expense	1,392	1,245	1,067	1,279	1,389	2,637	2,465
Total noninterest expense	13,254	13,795	12,208	11,872	12,623	27,049	25,911

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	8,878	8,151	8,522	8,835	10,460	17,029	17,000
Provision for income taxes	1,869	1,711	1,039	1,837	2,082	3,580	3,431
NET INCOME FROM CONTINUING OPERATIONS	7,009	6,440	7,483	6,998	8,378	13,449	13,569
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	$30,107	$(1,417)	$1,796	$(646)	$(303)	$28,690	$(507)
Provision (benefit) for income taxes	7,964	(354)	449	(161)	(76)	7,610	(127)
Net income (loss) from discontinued operations	22,143	(1,063)	1,347	(485)	(227)	21,080	(380)
NET INCOME	$29,152	$5,377	$8,830	$6,513	$8,151	$34,529	$13,189

(1)Discontinued operations have been reported retrospectively for all periods presented.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited) (1)

(in thousands, except share and per share data)	Three months ended					Six months ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Net Income (Loss) per Common Share ‑ Basic
Net income per common share - continuing operations	$0.29	$0.26	$0.29	$0.27	$0.32	$0.55	$0.52
Net income (loss) per common share - discontinued operations	0.93	(0.04)	0.05	(0.02)	(0.01)	0.87	(0.01)
Net Income per Common Share ‑ Basic	1.22	0.22	0.34	0.25	0.31	1.42	0.51
Net Income (Loss) per Common Share ‑ Diluted
Net income per common share - continuing operations	$0.29	$0.26	$0.29	$0.27	$0.32	$0.55	$0.52
Net income (loss) per common share - discontinued operations	0.92	(0.04)	0.05	(0.02)	(0.01)	0.86	(0.01)
Net Income per Common Share ‑ Diluted	1.21	0.21	0.34	0.25	0.31	1.41	0.51

Weighted average shares - basic	23,888,381	24,855,171	25,919,445	26,103,397	26,010,914	24,369,106	25,881,587
Weighted average shares - diluted	24,040,806	25,019,384	26,043,799	26,254,772	26,200,026	24,527,392	26,073,602

(1)Discontinued operations have been reported retrospectively for all periods presented.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	June 30, 2019			March 31, 2019
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$70,628	$450	2.56%	$92,168	$463	2.04%
Other short-term investments	3,993	32	3.21	11,680	86	2.99
Investment securities:
Taxable investment securities	280,639	1,848	2.64	320,089	2,113	2.68
Non-taxable investment securities(1)	79,408	579	2.92	80,012	618	3.13
Total investment securities	360,047	2,427	2.70	400,101	2,731	2.77
Loans - continuing operations	1,769,803	23,554	5.34	1,707,682	22,752	5.40
FHLB and FRB stock	14,435	223	6.20	12,528	265	8.58
Total interest-earning assets - continuing operations	2,218,906	26,686	4.82	2,224,159	26,297	4.80
Loans held for sale - discontinued operations	30,198	47	0.62	381,783	4,541	4.82
Total interest-earning assets	2,249,104	26,733	4.77	2,605,942	30,838	4.80
Non-earning assets	191,398			223,130
Total assets	$2,440,502			$2,829,072
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,175,237	4,733	1.62	1,124,350	4,255	1.53
Time deposits	32,358	50	0.62	12,847	38	1.20
Brokered deposits	106,524	665	2.50	81,141	538	2.69
Total interest-bearing deposits	1,314,119	5,448	1.66	1,218,338	4,831	1.61
Total borrowings	70,770	438	2.48	18,056	118	2.65
Total long-term debt	49,761	823	6.63	49,719	824	6.72
Total interest-bearing liabilities - continuing operations	1,434,650	6,709	1.88	1,286,113	5,773	1.82
Interest-bearing liabilities - discontinued operations	36,255	86	0.95	473,090	1,416	1.21
Total interest-bearing liabilities	1,470,905	6,795	1.85	1,759,203	7,189	1.66
Demand deposits	587,957			575,453
Demand deposits - discontinued operations	9,851			128,977
Other liabilities	31,670			44,627
Shareholders' equity	340,119			320,812
Total liabilities and shareholders' equity	$2,440,502			$2,829,072
Net interest spread - continuing operations			2.94%			2.98%
Net interest income and net interest margin - continuing operations(2)		$19,977	3.61%		$20,524	3.74%
Net interest income and net interest margin(2)		$19,938	3.56%		$23,649	3.68%

Non-taxable equivalent net interest margin			3.54%			3.66%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	June 30, 2019			June 30, 2018
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$70,628	$450	2.56%	$97,501	$562	2.31%
Other short-term investments	3,993	32	3.21	9,262	64	2.77
Investment securities:
Taxable investment securities	280,639	1,848	2.64	378,291	2,212	2.35
Non-taxable investment securities(1)	79,408	579	2.92	76,343	573	3.01
Total investment securities	360,047	2,427	2.70	454,634	2,785	2.46
Loans - continuing operations	1,769,803	23,554	5.34	1,540,351	19,269	5.02
FHLB and FRB stock	14,435	223	6.20	19,357	254	5.26
Total interest-earning assets - continuing operations	2,218,906	26,686	4.82	2,121,105	22,934	4.34
Loans held for sale - discontinued operations	30,198	47	0.62	386,712	4,510	4.68
Total interest-earning assets	2,249,104	26,733	4.77	2,507,817	27,444	4.39
Non-earning assets	191,398			210,254
Total assets	$2,440,502			$2,718,071
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,175,237	4,733	1.62	932,991	2,222	0.96
Time deposits	32,358	50	0.62	9,855	25	1.02
Brokered deposits	106,524	665	2.50	100,425	468	1.87
Total interest-bearing deposits	1,314,119	5,448	1.66	1,043,271	2,715	1.04
Total borrowings	70,770	438	2.48	180,699	853	1.89
Total long-term debt	49,761	823	6.63	49,592	823	6.66
Total interest-bearing liabilities - continuing operations	1,434,650	6,709	1.88	1,273,562	4,391	1.38
Interest-bearing liabilities - discontinued operations	36,255	86	0.95	464,598	941	0.81
Total interest-bearing liabilities	1,470,905	6,795	1.85	1,738,160	5,332	1.23
Demand deposits	587,957			489,722
Demand deposits - discontinued operations	9,851			143,391
Other liabilities	31,670			34,255
Shareholders' equity	340,119			312,543
Total liabilities and shareholders' equity	$2,440,502			$2,718,071
Net interest spread - continuing operations			2.94%			2.96%
Net interest income and net interest margin - continuing operations(2)		$19,977	3.61%		$18,543	3.51%
Net interest income and net interest margin(2)		$19,938	3.56%		$22,112	3.54%

Non-taxable equivalent net interest margin			3.54%			3.52%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Six months ended
	June 30, 2019			June 30, 2018
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$81,339	$913	2.26%	$87,907	$959	2.20%
Other short-term investments	7,815	118	3.04	9,801	127	2.61
Investment securities:
Taxable investment securities	300,255	3,962	2.66	377,038	4,328	2.31
Non-taxable investment securities(1)	79,709	1,196	3.03	77,239	1,152	3.01
Total investment securities	379,964	5,158	2.74	454,277	5,480	2.43
Loans - continuing operations	1,708,549	46,306	5.47	1,538,504	37,241	4.88
FHLB and FRB stock	13,487	488	7.30	18,630	509	5.51
Total interest-earning assets - continuing operations	2,191,154	52,983	4.88	2,109,119	44,316	4.24
Loans held for sale - discontinued operations	235,384	4,588	3.93	394,471	9,213	4.71
Total interest-earning assets	2,426,538	57,571	4.78	2,503,590	53,529	4.31
Non-earning assets	207,175			207,893
Total assets	$2,633,713			$2,711,483
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,125,253	8,988	1.61	933,699	4,139	0.89
Time deposits	11,049	88	1.61	9,828	53	1.09
Brokered deposits	93,903	1,203	2.58	109,058	947	1.75
Total interest-bearing deposits	1,230,205	10,279	1.68	1,052,585	5,139	0.98
Total borrowings	43,798	556	2.56	166,402	1,442	1.75
Total long-term debt	49,740	1,647	6.68	49,571	1,652	6.72
Total interest-bearing liabilities - continuing operations	1,323,743	12,482	1.90	1,268,558	8,233	1.31
Interest-bearing liabilities - discontinued operations	290,515	1,502	1.04	461,331	1,564	0.68
Total interest-bearing liabilities	1,614,258	13,984	1.75	1,729,889	9,797	1.14
Demand deposits	571,669			496,239
Demand deposits - discontinued operations	79,156			139,667
Other liabilities	38,111			35,990
Shareholders' equity	330,519			309,698
Total liabilities and shareholders' equity	$2,633,713			$2,711,483
Net interest spread - continuing operations			2.98%			2.94%
Net interest income and net interest margin - continuing operations(2)		$40,501	3.73%		$36,083	3.45%
Net interest income and net interest margin(2)		$43,587	3.62%		$43,732	3.52%

Non-taxable equivalent net interest margin			3.61%			3.51%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans(1)

(dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$—	$1,530	$5,889	$1,886	$1,612	$(1,530)	$(1,612)
Loans held for sale - discontinued operations	—	384,779	373,030	375,976	382,732	(384,779)	(382,732)
Total loans held for sale	$—	$386,309	$378,919	$377,862	$384,344	$(386,309)	$(384,344)

Loans held for investment
Commercial loans:
Commercial and industrial	$701,566	$679,489	$645,374	$581,737	$546,497	$22,077	$155,069
Commercial real estate:
Multifamily	43,907	43,929	88,826	108,001	92,013	(22)	(48,106)
Owner occupied	313,310	304,945	298,291	295,801	265,576	8,365	47,734
Investment	409,629	394,087	407,711	409,145	386,072	15,542	23,557
Construction and land:
1-4 family residential construction	3,696	2,067	1,006	—	378	1,629	3,318
Other construction, development, and land	195,260	171,818	155,226	147,114	134,764	23,442	60,496
Mortgage warehouse loans	10,665	22,267	27,967	27,838	38,352	(11,602)	(27,687)
Total commercial loans	1,678,033	1,618,602	1,624,401	1,569,636	1,463,652	59,431	214,381

Residential:
Residential mortgages	31,338	32,915	32,800	24,904	20,270	(1,577)	11,068
Home equity	24,303	23,171	22,822	33,410	32,638	1,132	(8,335)
Total residential loans	55,641	56,086	55,622	58,314	52,908	(445)	2,733

Consumer	34,618	35,203	25,851	26,825	25,531	(585)	9,087
Other	24,126	26,663	24,712	10,579	12,409	(2,537)	11,717
	1,792,418	1,736,554	1,730,586	1,665,354	1,554,500	55,864	237,918
Less net deferred fees and other unearned income	(2,678)	(1,997)	(2,513)	(2,896)	(2,921)	(681)	243
Total loans held for investment	$1,789,740	$1,734,557	$1,728,073	$1,662,458	$1,551,579	$55,183	$238,161

Total loans	$1,789,740	$2,120,866	$2,106,992	$2,040,320	$1,935,923	$(331,126)	$(146,183)

(1)Loans held for sale-discontinued operations and loans held for investment have been reported retrospectively for all periods prior to December 31, 2018.

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2019		2018
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Balance at beginning of period	$18,107	$17,851	$20,443	$19,583	$19,885
Provision for loan losses	698	814	595	758	(173)
Provision for loan losses (reversal of provision) - discontinued operations	—	—	(3,097)	—	—
Provision for PCI loan losses	—	—	(93)	87	—
Loans charged-off:
Commercial and industrial	(588)	(549)	—	—	—
Commercial real estate	(47)	—	—	—	(50)
Construction and land	—	—	—	—	—
Residential mortgages	—	(9)	(5)	—	—
Home equity	—	—	—	—	(102)
Consumer	—	(37)	(3)	—	(10)
Other	—	—	—	—	—
Total loans charged-off	(635)	(595)	(8)	—	(162)
Recoveries on loans previously charged-off:
Commercial and industrial	—	14	—	—	—
Commercial real estate	—	—	—	—	28
Construction and land	—	3	—	—	—
Residential mortgages	—	7	4	—	—
Home equity	—	1	—	—	—
Consumer	16	12	7	15	5
Other	—	—	—	—	—
Total recoveries	16	37	11	15	33
Net charge-offs	$(619)	$(558)	$3	$15	$(129)
Balance at period end (1)	$18,186	$18,107	$17,851	$20,443	$19,583

Loans
Loans held for sale	$—	$1,530	$5,889	$1,886	$1,612
Loans held for sale - discontinued operations	—	384,779	373,030	375,976	382,732
Loans held for investment - continuing operations	1,789,740	1,734,557	1,728,073	1,662,458	1,551,579
Total loans	$1,789,740	$2,120,866	$2,106,992	$2,040,320	$1,935,923

Non-performing loans - continuing operations (4)	$6,352	$8,830	$3,252	$2,160	$1,697
Non-performing loans - discontinued operations (4)	—	1,506	1,924	556	709
Total non-performing loans	6,352	10,336	5,176	2,716	2,406
Foreclosed properties (OREO)	971	971	874	968	1,288
Total nonperforming assets	$7,323	$11,307	$6,050	$3,684	$3,694

Allowance for loan losses to loans held for investment (2)	1.02%	1.04%	1.03%	1.00%	1.01%
Net charge-offs to average loans (3)	0.14	0.11	—	—	0.03

Non-performing loans as a percentage of total loans - continuing operations (4)	0.35%	0.51%	0.19%	0.13%	0.11%
Non-performing loans as a percentage of total loans - discontinued operations (4)	—	0.39	0.52	0.15	0.19
Non-performing loans as a percentage of total loans (4)	0.35	0.49	0.25	0.13	0.12

Non-performing assets as a percentage of total assets - continuing operations (4)	0.31%	0.34%	0.14%	0.11%	0.11%
Non-performing assets as a percentage of total assets - discontinued operations (4)	—	0.05	0.07	0.02	0.03
Non-performing assets as a percentage of total assets (4)	0.31	0.40	0.20	0.13	0.14

(1)The allowance for loan losses has not been adjusted retrospectively in periods prior to December 31, 2018. (2)The second quarter 2019, first quarter 2019 and fourth quarter 2018 ratios are calculated on a continuing operations basis. Prior period ratios have not been retroactively adjusted for the impact of discontinued operations. (3)Annualized. (4)Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	Linked Quarter Change	Year Over Year Change

DDA	$569,693	$561,829	$602,252	$518,155	$464,282	$7,864	$105,411
NOW	309,709	233,838	252,490	407,214	241,461	75,871	68,248
Savings	1,090	896	725	698	951	194	139
Money market	802,973	962,741	987,183	759,583	647,247	(159,768)	155,726
Time	33,902	22,069	10,623	10,396	10,359	11,833	23,543
Brokered	134,164	65,811	99,241	79,119	92,656	68,353	41,508
Total deposits - continuing operations	1,851,531	1,847,184	1,952,514	1,775,165	1,456,956	4,347	394,575
Deposits to be assumed - discontinued operations	—	593,264	585,429	604,659	609,631	(593,264)	(609,631)
Total deposits	$1,851,531	$2,440,448	$2,537,943	$2,379,824	$2,066,587	$(588,917)	$(215,056)

Payments clients	$301,413	$361,192	$397,608	$258,320	$251,748	$(59,779)	$49,665

Average Deposits

	2019		2018			Linked Quarter Change	Q2 2019 vs Q2 2018
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

DDA	$587,957	$575,453	$597,239	$561,355	$489,722	$12,504	$98,235
NOW	314,601	276,212	280,449	314,759	287,283	38,389	27,318
Savings	956	884	712	616	674	72	282
Money market	859,680	847,254	798,017	697,578	645,034	12,426	214,646
Time	32,358	12,847	10,117	10,406	9,855	19,511	22,503
Brokered	106,524	81,141	93,558	67,937	100,425	25,383	6,099
Total deposits - continuing operations	1,902,076	1,793,791	1,780,092	1,652,651	1,532,993	108,285	369,083
Deposits to be assumed - discontinued operations	45,350	593,313	600,769	601,421	602,832	(547,963)	(557,482)
Total deposits	$1,947,426	$2,387,104	$2,380,861	$2,254,072	$2,135,825	$(439,678)	$(188,399)

Payments clients	$285,949	$295,059	$263,800	$227,029	$219,016	$(9,110)	$66,933

Noninterest bearing deposits as a percentage of average deposits - continuing operations	30.9%	32.1%	33.6%	34.0%	31.9%
Cost of deposits - continuing operations	1.15%	1.09%	0.93%	0.76%	0.71%

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2019		2018			For the six months ended June 30,
(in thousands, except share and per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2019	2018

Taxable equivalent interest income reconciliation
Interest income - GAAP	$26,598	$26,197	$26,628	$24,017	$22,836	$52,795	$44,115
Taxable equivalent adjustment	88	100	97	97	98	188	201
Interest income - taxable equivalent	$26,686	$26,297	$26,725	$24,114	$22,934	$52,983	$44,316

Taxable equivalent net interest income reconciliation
Net interest income - GAAP	$19,889	$20,424	$21,068	$19,297	$18,444	$40,313	$35,882
Taxable equivalent adjustment	88	100	97	97	98	188	201
Net interest income - taxable equivalent	$19,977	$20,524	$21,165	$19,394	$18,542	$40,501	$36,083

Taxable equivalent net interest margin reconciliation - continuing operations
Net interest margin - GAAP - continuing operations	3.60%	3.72%	3.64%	3.46%	3.49%	3.71%	3.43%
Impact of taxable equivalent adjustment	0.01	0.02	0.02	0.02	0.02	0.02	0.02
Net interest margin - taxable equivalent - continuing operations	3.61%	3.74%	3.66%	3.48%	3.51%	3.73%	3.45%

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.54%	3.66%	3.60%	3.45%	3.52%	3.61%	3.51%
Impact of taxable equivalent adjustment	0.02	0.02	0.02	0.02	0.02	0.01	0.01
Net interest margin - taxable equivalent	3.56%	3.68%	3.62%	3.47%	3.54%	3.62%	3.52%

Income before income taxes reconciliation
Income before income taxes - GAAP	$8,878	$8,151	$8,522	$8,835	$10,460	$17,029	$17,000
Taxable equivalent adjustment	88	100	97	97	98	188	201
Income before income taxes	$8,966	$8,251	$8,619	$8,932	$10,558	$17,217	$17,201

Income tax reconciliation
Income tax expense - GAAP	$1,869	$1,711	$1,039	$1,837	$2,082	$3,580	$3,431
Taxable equivalent adjustment	88	100	97	97	98	188	201
Income tax expense	$1,957	$1,811	$1,136	$1,934	$2,180	$3,768	$3,632

Tangible book value per common share reconciliation
Total shareholders’ equity	$336,715	$320,627	$323,653	$320,237	$316,770	$336,715	$316,770
Intangible assets	(19,925)	(22,848)	(23,095)	(23,367)	(23,662)	(19,925)	(23,662)
Total tangible common equity	$316,790	$297,779	$300,558	$296,870	$293,108	$316,790	$293,108
Common shares outstanding	23,293,465	24,466,964	25,290,419	26,103,666	26,102,217	23,293,465	26,102,217
Book value per common share - GAAP	$14.46	$13.10	$12.80	$12.27	$12.14	$14.46	$12.14
Tangible book value	13.60	12.17	11.88	11.37	11.23	13.60	11.23

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$336,715	$320,627	$323,653	$320,237	$316,770	$336,715	$316,770
Intangible assets	(19,925)	(22,848)	(23,095)	(23,367)	(23,662)	(19,925)	(23,662)
Total tangible common equity	$316,790	$297,779	$300,558	$296,870	$293,108	$316,790	$293,108

Total assets	$2,389,680	$2,855,887	$2,955,440	$2,882,721	$2,690,674	$2,389,680	$2,690,674
Intangible assets	(19,925)	(22,848)	(23,095)	(23,367)	(23,662)	(19,925)	(23,662)
Total tangible assets	$2,369,755	$2,833,039	$2,932,345	$2,859,354	$2,667,012	$2,369,755	$2,667,012
Tangible common equity to tangible assets	13.37%	10.51%	10.25%	10.38%	10.99%	13.37%	10.99%